Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2025 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2025 net income of $2,544,000, or $0.15 per diluted common share. This earnings performance represented a $1,361,000, or 115.0%, improvement from the third quarter of 2024 when net income totaled $1,183,000, or $0.07 per diluted common share. For the nine-month period ended September 30, 2025, the Company reported net income of $4,170,000, or $0.25 per diluted common share. This represented a 56.3% increase in earnings per share from the nine-month period of 2024 when net income totaled $2,712,000, or $0.16 per diluted common share. The following table details the Company’s financial performance for the three- and nine-month periods ended September 30, 2025 and 2024:

	Third Quarter 2025	Third Quarter 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024

Net income	$2,544,000	$1,183,000	$4,170,000	$2,712,000
Diluted earnings per share	$0.15	$0.07	$0.25	$0.16

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the third quarter 2025 financial results: “AmeriServ Financial achieved record quarterly earnings in the third quarter of 2025 due to our continued focus on generating positive operating leverage.  The increase in total revenue was caused by meaningful improvement in our net interest income for both the third quarter and first nine months of 2025 because of effective balance sheet management. Specifically, our net interest margin increased by 41-basis points for the first nine months of 2025 leading to a $4.8 million increase in net interest income which is important since this category represents approximately 70% of our total revenue. Additionally, our non-interest expense has favorably declined for the first nine months of 2025. We will continue to diligently focus on both revenue growth and expense control to further improve the Company’s operating efficiency.”

All third quarter and nine months 2025 financial performance metrics within this document are compared to the third quarter and nine months of 2024 unless otherwise noted.

The Company’s strong third quarter earnings reflected continued improvement in core performance along with higher than typical revenue from good income sources such as loan prepayment fees and bank owned life insurance (BOLI). Net interest income in the third quarter of 2025 increased by $2.1 million, or 23.9%, from the prior year's third quarter and, for the first nine months of 2025, increased by $4.8 million, or 18.2%, when compared to the first nine months of 2024.  The Company’s net interest margin of 3.27% for the third quarter of 2025 and 3.13% for the nine months of 2025 represents a 56-basis point improvement for the quarter and a 41-basis point increase for the nine months.  Along with the significantly improved net interest margin performance, the increase also reflects controlled balance sheet growth, as both total loans and total deposits are at higher average levels due to management’s effective business development strategies.  This, combined with effective pricing strategies, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years.  The Federal Reserve’s action to lower short-term interest rates during the latter portion of 2024 favorably impacted total interest-bearing deposits and borrowings costs.  Also, while the U.S. Treasury yield curve remains modestly inverted on the short end, yields in the mid to long end of the curve are higher and demonstrate a steeper upward slope which favorably impacted earning asset yields.  Management believes the net interest margin will continue to improve through the remainder of 2025 given the effective execution of our strategy along with the Federal Reserve’s action to ease monetary policy in September 2025, which should further reduce funding costs. While non-interest expense is up for the quarter, it is lower through the first nine months of 2025 and favorably impacted year-to-date earnings performance as management works to carefully control operating costs.  Conversely, non-interest income in 2025 is lower than what was recognized in the first nine months of last year but compares favorably quarter over quarter.  Unfavorably impacting earnings was the Company recognizing a higher provision for credit losses for both the third quarter and nine months of 2025 when compared to both time periods of 2024.  Overall, the Company’s earnings performance through the first nine months of 2025 exceeds earnings through the first nine months of 2024 by $1.5 million, or 53.8%, and results from increased net interest income and lower total non-interest expense which more than offset the higher provision for credit losses and lower level of non-interest income.

Total average loans in the first nine months of 2025 grew from the 2024 nine-month average by $35.9 million, or 3.5%, due to consistent new loan funding opportunities throughout 2024.  So far in 2025, loan payoff activity has exceeded originations and resulted in a $12.7 million, or 1.2%, decrease in total loans since December 31, 2024.  Overall, total loans continue to be well above the $1.0 billion threshold, averaging $1.067 billion for the third quarter of 2025.  Total loan interest income improved in the first nine months of 2025 compared to the first nine months of 2024 due to the increased level of average total loans outstanding, and a portion of commercial real estate (CRE) loans, that were booked at the onset of the COVID pandemic when interest rates were low, repricing upward during the first nine months of 2025.  Also favorably impacting loan interest income was a higher level of loan fee income primarily due to prepayment fees collected on the increased early payoff activity experienced so far this year.  Total 2025 year to date loan fee income is $544,000, or 95.8%, higher when compared to the same timeframe in 2024.  These favorable items resulted in total loan interest income improving by $3.0 million, or 7.2%, when the first nine months of 2025 is compared to first nine months of 2024.

Total investment securities averaged $242.9 million for the third quarter of 2025, which was $4.4 million, or 1.8%, higher than the $238.5 million average for the third quarter of 2024.  The increase reflects the higher level of loan prepayment activity, as well as our liquidity position strengthening during the first nine months of 2025 due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $17.3 million, or 7.9%, since December 31, 2024.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The improved yields for new securities purchases as well as several subordinated debt instruments being called during 2025 and replaced with higher yielding investments caused interest income from investments to increase by $388,000, or 16.1%, for the quarter and by $704,000, or 9.6%, for the first nine months of 2025 compared to last year. Overall, through nine months, the average balance of total interest earning assets increased from last year’s average by $47.7 million, or 3.7%, while total interest income increased by $3.8 million, or 7.6%, from the first nine months of 2024.

On the liability side of the balance sheet, total average deposits through the first nine months of 2025 were $69.5 million, or 6.0%, higher when compared to the first nine months of 2024 due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 86.2% in the third quarter of 2025, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense favorably decreased by $345,000, or 4.4%, for the third quarter of 2025 and decreased by $1.1 million, or 4.7%, for the nine months when compared to both time periods of 2024.  Deposit interest expense declined by $22,000, or 0.1%, through the first nine months of 2025 despite total average interest-bearing deposits growing by $71.9 million, or 7.3%, compared to the first nine months of last year.  The year to date decrease in deposit interest expense reflects the benefit of the Federal Reserve easing monetary policy during the final four months of 2024.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  The Federal Reserve’s action to ease monetary policy in September 2025 is anticipated to have a favorable impact on fourth quarter interest bearing deposit costs.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits which declined modestly between years) averaged 2.07% in the first nine months of 2025, which is a 12-basis point improvement from the first nine months of 2024.

Total borrowings interest expense decreased by $379,000, or 29.0%, for the third quarter of 2025 and declined by $1.0 million, or 27.4%, for the first nine months when compared to both time periods of 2024. The Company’s utilization of overnight borrowed funds for the nine months of 2025 was significantly lower than the first nine months of 2024, resulting in the year-to-date average decreasing by $23.8 million, or 78.8%, due to the higher level of total average deposits. The decrease in borrowings interest expense also reflects the Federal Reserve’s 2024 action to ease monetary policy by 100 basis points which had an immediate and favorable impact on the cost of overnight borrowed funds.

The Company recorded a $360,000 provision for credit losses in the third quarter of 2025 after recording a provision recovery of $51,000 in the third quarter of 2024, resulting in an increase in expense of $411,000.  For the first nine months of 2025, the Company recognized a $3.4 million provision for credit losses after recognizing a $174,000 provision for credit losses recovery in the first nine months of 2024, resulting in a net unfavorable change of $3.6 million.  The provision for credit losses in the third quarter was primarily related to an increase in specific reserves related to a commercial/owner- occupied CRE loan relationship.  The significant increase in the provision for credit losses for the nine-month period related to an additional $2.8 million charge-off that was necessary to resolve the Company’s largest problem asset, which was disclosed in our second quarter 2025 press release.

Non-performing assets decreased since June 30, 2025, by $1.5 million, or 8.9%, and totaled $15.0 million.  The decrease primarily reflects the charge off of an impaired corporate security.  A reserve was previously established for this investment.  Also contributing to the decrease in non-performing assets was the payoff of a CRE loan that was previously classified as non-performing.  Non-performing loans represented 1.39% of total loans at September 30, 2025.  The Company recognized net loan charge-offs of $2.9 million, or 0.37% of total average loans, in the first nine months of 2025 compared to net loan charge-offs of $488,000, or 0.06% of total average loans, in the first nine months of 2024.  Overall, the Company’s allowance for loan credit losses provided 98% coverage of non-performing loans and 1.36% of total loans at September 30, 2025.

Total non-interest income in the third quarter of 2025 increased by $198,000, or 4.7%, from the prior year's third quarter but declined by $904,000, or 6.7%, in the first nine months of 2025 when compared to the first nine months of 2024.  Wealth management fees were lower in both time periods of 2025, by $201,000, or 6.6%, for the quarter and by $880,000, or 9.4%, for the nine months.  The decrease in wealth management fees is attributed to the volatility and uncertainty that existed in the financial markets due to government fiscal policy, particularly earlier in 2025.  While equity markets rebounded during the second and third quarters of 2025, the first quarter 2025 decline in major market indexes unfavorably impacted equity securities resulting in management fees declining. Additionally, the Financial Services division benefited from several large new business cases in 2024.  Overall, the fair market value of wealth management assets totaled $2.7 billion at September 30, 2025 and increased by $102.1 million, or 4.0%, since December 31, 2024.  Also, contributing to the unfavorable comparison for total non-interest income in the first nine months were lower levels of other income by $183,000, or 8.3%, after the Company recognized a $250,000 signing bonus from the renewal of a contract with Visa in the first quarter of 2024 while there was no such bonus in 2025. Mortgage banking revenue was lower by $46,000, or 54.1%, for the quarter and by $106,000, or 45.9%, for the nine months and resulted from a decreased level of residential mortgage production in 2025.  Positively impacting non-interest income in both time periods was a higher level of BOLI revenue by $289,000 for the quarter and by $220,000, or 26.8%, for the nine months due to the Company receiving two death claims during the third quarter of 2025.  Finally, the Company recognized gains on trading securities of $55,000 for the quarter and $90,000 for the nine months from a $5 million trading account established in the second quarter of 2025.

Total non-interest expense in the third quarter of 2025 increased by $243,000, or 2.1%, when compared to the third quarter of 2024 but decreased by $1.4 million, or 3.9%, during the first nine months of 2025 when compared to the first nine months of 2024.  Professional fees decreased by $191,000, or 24.1%, for the third quarter and were $1.7 million, or 43.7%, lower for the nine months as 2024 legal and professional services costs were unfavorably impacted by litigation and responses to the actions of an activist investor.  This matter was resolved in June 2024 as a result of a Settlement Agreement.  Also favorably impacting total non-interest expense for the nine months were lower other expenses by $147,000, or 3.7%, primarily driven by the Company having to recognize a $410,000 pension settlement charge in 2024 while no such charge was required so far in 2025.  This was partially offset by the bank having to recognize additional workout expenses related to a loan relationship secured by an owner-occupied CRE property.  The additional costs related to this property were the primary reason for the unfavorable quarter over quarter comparison for other expenses.  Salaries & employee benefits increased by $269,000, or 1.3%, compared to last year’s first nine months.  Within this broad category, health care costs are $364,000, or 15.1%, higher as the Company did not have to recognize any premium costs in January 2024 due to the effective negotiations with our health care provider last year. Total salaries increased by $411,000, or 2.7%, due to annual salary merit increases.  Additionally, helping to offset the higher costs within total salaries & employee benefits were reduced levels of incentive compensation by $444,000, or 37.8%, in the wealth management and commercial lending divisions.

The Company recorded income tax expense of $948,000 in the first nine months of 2025, or an effective tax rate of 18.5%, which compares to income tax expense of $611,000, or an effective tax rate of 18.4%, in the first nine months of 2024.

The Company had total assets of $1.46 billion, shareholders' equity of $114.6 million, a book value of $6.94 per common share and a tangible book value of $6.11(1) per common share on September 30, 2025.  Book value per common share increased by $0.39, or 6.0%, and tangible book value per common share increased by $0.39, or 6.8%, since September 30, 2024, due to a favorable adjustment for both the unrealized loss on available for sale securities and the Company’s defined benefit pension plan along with the Company’s improved earnings. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of September 30, 2025.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable November 17, 2025 to shareholders of record on November 3, 2025. This cash dividend represents a 4.0% annualized yield using the October 17, 2025 closing stock price of $3.01 and a 36% payout ratio based upon 2025 year to date earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2025

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2025

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908	$(282)	$2,544	$4,170

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	(0.08)%	0.70%	0.39%
Return on average equity	7.12	(1.02)	9.06	5.05
Return on average tangible common equity (1)	8.14	(1.16)	10.32	5.77
Net interest margin	3.01	3.10	3.27	3.13
Net charge-offs (recoveries) as a percentage of average loans	0.02	1.09	(0.01)	0.37
Efficiency ratio (3)	83.67	80.73	77.55	80.55

EARNINGS PER COMMON SHARE:
Basic	$0.12	$(0.02)	$0.15	$0.25
Average number of common shares outstanding	16,519	16,519	16,519	16,519
Diluted	$0.12	$(0.02)	$0.15	$0.25
Average number of common shares outstanding	16,519	16,519	16,519	16,519
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.09

2024

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904	$(375)	$1,183	$2,712

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	(0.11)%	0.34%	0.26%
Return on average equity	7.51	(1.47)	4.51	3.52
Return on average tangible common equity (1)	8.67	(1.70)	5.19	4.06
Net interest margin	2.70	2.74	2.71	2.72
Net charge-offs (recoveries) as a percentage of average loans	0.05	0.08	0.06	0.06
Efficiency ratio (3)	86.60	100.33	89.49	92.09

EARNINGS PER COMMON SHARE:
Basic	$0.11	$(0.02)	$0.07	$0.16
Average number of common shares outstanding	17,147	17,030	16,519	16,897
Diluted	$0.11	$(0.02)	$0.07	$0.16
Average number of common shares outstanding	17,147	17,030	16,519	16,897
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.09

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2025

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524	$1,448,733	$1,461,494
Short-term investments/overnight funds	3,865	4,805	39,098
Investment securities, net of allowance for credit losses - securities	231,454	237,320	236,740
Trading securities	0	4,205	4,462
Total loans and loans held for sale, net of unearned income	1,062,326	1,069,220	1,055,683
Allowance for credit losses - loans	13,812	14,060	14,408
Intangible assets	13,682	13,677	13,672
Deposits	1,216,838	1,244,533	1,258,588
Short-term and FHLB borrowings	63,121	51,611	48,023
Subordinated debt, net	26,736	26,747	26,757
Shareholders’ equity	110,759	110,921	114,575
Non-performing assets	14,971	16,419	14,953
Tangible common equity ratio (1)	6.85%	6.78%	6.97%
Total capital (to risk weighted assets) ratio	12.73	12.50	12.97
PER COMMON SHARE:
Book value	$6.70	$6.71	$6.94
Tangible book value (1)	5.88	5.89	6.11
Market value (2)	2.43	3.04	2.90
Wealth management assets – fair market value (4)	$2,486,920	$2,583,839	$2,661,214

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298	309	306
Branch locations	16	16	16
Common shares outstanding	16,519,267	16,519,267	16,519,267

2024

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516	$1,403,438	$1,405,187	$1,422,362
Short-term investments/overnight funds	3,353	2,925	4,877	3,855
Investment securities, net of allowance for credit losses - securities	230,419	230,425	230,042	219,457
Trading securities	0	0	0	0
Total loans and loans held for sale, net of unearned income	1,026,586	1,039,258	1,040,421	1,068,409
Allowance for credit losses - loans	14,639	14,611	14,420	13,912
Intangible assets	13,705	13,699	13,693	13,688
Deposits	1,176,578	1,170,359	1,189,330	1,200,995
Short-term and FHLB borrowings	60,858	85,495	66,312	70,700
Subordinated debt, net	26,695	26,706	26,716	26,726
Shareholders’ equity	103,933	103,661	108,182	107,248
Non-performing assets	12,161	12,817	12,657	13,657
Tangible common equity ratio (1)	6.58%	6.47%	6.79%	6.64%
Total capital (to risk weighted assets) ratio	13.10	12.77	12.87	12.70
PER COMMON SHARE:
Book value	$6.06	$6.28	$6.55	$6.49
Tangible book value (1)	5.26	5.45	5.72	5.66
Market value (2)	2.60	2.26	2.61	2.68
Wealth management assets – fair market value (4)	$2,603,493	$2,580,402	$2,603,856	$2,559,155

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	310	302	302
Branch locations	16	16	16	16
Common shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2025

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$14,508	$14,932	$15,688	$45,128
Interest on investments	2,514	2,757	2,795	8,066
Total Interest Income	17,022	17,689	18,483	53,194

INTEREST EXPENSE
Deposits	6,124	6,408	6,549	19,081
All borrowings	967	887	927	2,781
Total Interest Expense	7,091	7,295	7,476	21,862

NET INTEREST INCOME	9,931	10,394	11,007	31,332
Provision (recovery) for credit losses	(97)	3,133	360	3,396
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,028	7,261	10,647	27,936

NON-INTEREST INCOME
Wealth management fees	2,864	2,782	2,849	8,495
Service charges on deposit accounts	275	267	303	845
Mortgage banking revenue	28	58	39	125
Gain on trading securities	0	35	55	90
Bank owned life insurance	264	244	533	1,041
Other income	690	710	622	2,022
Total Non-Interest Income	4,121	4,096	4,401	12,618

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223	7,076	7,317	21,616
Net occupancy expense	841	746	705	2,292
Equipment expense	390	404	376	1,170
Professional fees	685	903	601	2,189
Data processing and IT expense	1,252	1,153	1,247	3,652
FDIC deposit insurance expense	240	240	260	740
Other expense	1,132	1,187	1,458	3,777
Total Non-Interest Expense	11,763	11,709	11,964	35,436

PRETAX INCOME (LOSS)	2,386	(352)	3,084	5,118
Income tax expense (benefit)	478	(70)	540	948
NET INCOME (LOSS)	$1,908	$(282)	$2,544	$4,170

2024

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$13,776	$14,003	$14,301	$42,080
Interest on investments	2,448	2,507	2,407	7,362
Total Interest Income	16,224	16,510	16,708	49,442

INTEREST EXPENSE
Deposits	6,199	6,389	6,515	19,103
All borrowings	1,278	1,246	1,306	3,830
Total Interest Expense	7,477	7,635	7,821	22,933

NET INTEREST INCOME	8,747	8,875	8,887	26,509
Provision (recovery) for credit losses	(557)	434	(51)	(174)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	9,304	8,441	8,938	26,683

NON-INTEREST INCOME
Wealth management fees	3,266	3,059	3,050	9,375
Service charges on deposit accounts	293	293	304	890
Mortgage banking revenue	39	107	85	231
Gain on trading securities	0	0	0	0
Bank owned life insurance	337	240	244	821
Other income	1,012	673	520	2,205
Total Non-Interest Income	4,947	4,372	4,203	13,522

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117	7,108	7,122	21,347
Net occupancy expense	791	730	706	2,227
Equipment expense	386	391	371	1,148
Professional fees	1,002	2,094	792	3,888
Data processing and IT expense	1,159	1,142	1,287	3,588
FDIC deposit insurance expense	255	250	255	760
Other expense	1,154	1,582	1,188	3,924
Total Non-Interest Expense	11,864	13,297	11,721	36,882

PRETAX INCOME (LOSS)	2,387	(484)	1,420	3,323
Income tax expense (benefit)	483	(109)	237	611
NET INCOME (LOSS)	$1,904	$(375)	$1,183	$2,712

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2025		2024
	3QTR	NINE MONTHS	3QTR	NINE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,066,511	$1,066,789	$1,033,159	$1,030,887
Short-term investments and bank deposits	13,347	11,847	3,935	3,835
Investment securities	242,900	238,858	238,492	238,364
Trading securities	4,655	3,249	0	0
Total interest earning assets	1,327,413	1,320,743	1,275,586	1,273,086

Non-interest earning assets:
Cash and due from banks	15,502	15,566	13,606	14,212
Premises and equipment	17,543	17,728	18,828	18,604
Other assets	102,459	103,245	101,796	100,593
Allowance for credit losses	(15,309)	(14,935)	(15,182)	(15,406)
Total assets	$1,447,608	$1,442,347	$1,394,634	$1,391,089

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$250,169	$252,634	$223,835	$223,163
Savings	122,321	122,179	120,910	120,528
Money market	314,665	318,083	314,436	312,379
Other time	379,299	362,690	329,330	327,659
Total interest bearing deposits	1,066,454	1,055,586	988,511	983,729
Borrowings:
Short-term borrowings	9,163	6,406	28,670	30,214
Advances from Federal Home Loan Bank	47,702	51,142	53,418	50,671
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	4,061	4,134	4,383	4,351
Total interest bearing liabilities	1,154,380	1,144,268	1,101,982	1,095,965

Non-interest bearing liabilities:
Demand deposits	171,161	176,393	176,286	178,762
Other liabilities	10,597	11,304	11,950	13,332
Shareholders’ equity	111,470	110,382	104,416	103,030
Total liabilities and shareholders’ equity	$1,447,608	$1,442,347	$1,394,634	$1,391,089

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759
Net loss	0	0	0	(282)	0	(282)
Adjustment for unrealized gain on available for sale securities	0	0	0	0	901	901
Market value adjustment for interest rate hedge	0	0	0	0	38	38
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at June 30, 2025	$268	$(84,791)	$146,372	$61,117	$(12,045)	$110,921
Net income	0	0	0	2,544	0	2,544
Adjustment for unrealized gain on available for sale securities	0	0	0	0	1,610	1,610
Market value adjustment for interest rate hedge	0	0	0	0	(5)	(5)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2025	$268	$(84,791)	$146,372	$63,166	$(10,440)	$114,575

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933
Net loss	0	0	0	(375)	0	(375)
Treasury stock, purchased at cost	0	(1,511)	0	0	0	(1,511)
Adjustment for defined benefit pension plan	0	0	0	0	2,177	2,177
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(119)	(119)
Market value adjustment for interest rate hedge	0	0	0	0	71	71
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2024	$268	$(84,791)	$146,372	$59,401	$(17,589)	$103,661
Net income	0	0	0	1,183	0	1,183
Adjustment for defined benefit pension plan	0	0	0	0	753	753
Adjustment for unrealized gain on available for sale securities	0	0	0	0	3,966	3,966
Market value adjustment for interest rate hedge	0	0	0	0	(886)	(886)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2024	$268	$(84,791)	$146,372	$60,089	$(13,756)	$108,182
Net income	0	0	0	889	0	889
Adjustment for defined benefit pension plan	0	0	0	0	1,479	1,479
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(3,208)	(3,208)
Market value adjustment for interest rate hedge	0	0	0	0	402	402
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except share, per share, and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2025

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908	$(282)	$2,544	$4,170

Average shareholders’ equity	108,706	110,939	111,470	110,382
Less: Average intangible assets	13,684	13,679	13,674	13,679
Average tangible common equity	95,022	97,260	97,796	96,703

Return on average tangible common equity (annualized)	8.14%	(1.16)%	10.32%	5.77%

	1QTR	2QTR	3QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759	$110,921	$114,575
Less: Intangible assets	13,682	13,677	13,672
Tangible common equity	97,077	97,244	100,903

TANGIBLE ASSETS
Total assets	1,431,524	1,448,733	1,461,494
Less: Intangible assets	13,682	13,677	13,672
Tangible assets	1,417,842	1,435,056	1,447,822

Tangible common equity ratio	6.85%	6.78%	6.97%

Total shares outstanding	16,519,267	16,519,267	16,519,267

Tangible book value per share	$5.88	$5.89	$6.11

2024

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904	$(375)	$1,183	$2,712

Average shareholders’ equity	101,997	102,677	104,416	103,030
Less: Average intangible assets	13,708	13,701	13,695	13,702
Average tangible common equity	88,289	88,976	90,721	89,328

Return on average tangible common equity (annualized)	8.67%	(1.70)%	5.19%	4.06%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933	$103,661	$108,182	$107,248
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible common equity	90,228	89,962	94,489	93,560

TANGIBLE ASSETS
Total assets	1,384,516	1,403,438	1,405,187	1,422,362
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible assets	1,370,811	1,389,739	1,391,494	1,408,674

Tangible common equity ratio	6.58%	6.47%	6.79%	6.64%

Total shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

Tangible book value per share	$5.26	$5.45	$5.72	$5.66